Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-234647 and 333-277294) on Form S-3 and registration statements (Nos. 333-191433, 333-202367, 333-209794, 333-216297, 333-223228, 333-229898, 333-236641, 333-253651, 333-263172, 333-269965 and 333-277292) on Form S-8 of our report dated February 24, 2025, with respect to the consolidated financial statements of RingCentral, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP

San Francisco, California
February 24, 2025